UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2018

_____________________

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

_________________________

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Fourth Amendment to Credit Agreement

On July 31, 2018, InfuSystem Holdings, Inc., (the “Company”), and its direct and indirect subsidiaries, entered into the Fourth Amendment to Credit Agreement (the “Amendment”) with JPMorgan Chase Bank, N.A., as lender (the “Lender”) which amends the credit agreement among the Company, its direct and indirect subsidiaries (together with the Company, collectively, the “Borrowers”), and the Lender, entered into on March 23, 2015 (as amended, the “Credit Agreement”). Capitalized terms used but not otherwise defined herein have the meaning set forth in the Amendment. The Amendment, among other matters, amended the Credit Agreement as follows: (i) the Lender agrees to make a Term C Loan to the Borrowers for the repurchase of up to 2,774,194 shares of capital stock from Ryan Morris, his affiliates, and a second shareholder, in an aggregate amount not to exceed $8,600,000; (ii) the Lender agrees to make Capital Expenditure Loans to the Borrowers for the sole purpose of purchasing Eligible Equipment in an aggregate amount not to exceed $6,400,000; (iii) to exclude borrowings used to fund the stock repurchases referenced above from the definition of Fixed Charges; and (iv) to reduce the Fixed Charge Coverage Ratio from 1.25:1.0 to 1.15:1.0. Principal payments on the Term C Loan and Capital Expenditure Loans are due quarterly. The Term C Loan matures on December 6, 2021, and the Capital Expenditure Loans mature on December 31, 2024.

This summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Stock Purchase and Settlement Agreement

On July 31, 2018, the Company, Ryan J. Morris and Meson Capital, L.P. (together, the “Sellers”) entered into a Stock Purchase and Settlement Agreement (the “Stock Purchase Agreement”) for the purchase by the Company of the 2,159,209 shares of the Company's common stock cumulatively owned by the Sellers for $3.10 per share, equaling $6,693,547.90 in total. The Stock Purchase Agreement contains customary representations and warranties, an agreement by the Sellers not to purchase any shares of the Company's common stock for three years following closing, a mutual non-disparagement agreement and a mutual release of claims between the Company and the Sellers. The closing of the stock purchases under the Stock Purchase Agreement will occur upon transfer of the shares of the Company's common stock from the Sellers to the Company. The Company intends to fund the purchase price for the shares with the proceeds from the Term C Loan described above.

This summary of the Stock Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stock Purchase Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 above and is incorporated herein by reference.

Item 8.01.	Other Events.

On July 31, 2018, the Company entered into a stock purchase agreement with a stockholder for the purchase by the Company of 663,637 shares of the Company's common stock owned by the stockholder for $3.10 per share, equaling $2,057,274.70 in total. The stock purchase agreement contains customary representations and warranties, and the closing of the stock purchases under the agreement will occur within three days following the execution of the agreement. The Company intends to fund the purchase price for the shares with the proceeds from the Term C Loan described above.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits:

Exhibit No.	Description
Exhibit 10.1	Fourth Amendment to Credit Agreement
Exhibit 10.2	Stock Purchase and Settlement Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Gregory W. Schulte
Gregory W. Schulte
Chief Financial Officer

Dated: August 2, 2018